Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
TEAMSTAFF, INC.
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of TeamStaff, Inc. on Form 10-Q for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof, I, Rick J. Filippelli, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of TeamStaff, Inc.

Date: August 14, 2007

/s/ Rick J. Filippelli Rick J. Filippelli Chief Executive Officer (Principal Executive Officer) Chief Financial Officer (Principal Financial Officer)

This Certification is being furnished solely to accompany the Form 10-Q pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed ‘‘filed’’ by TeamStaff for purposes of Section 18 of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of the Form 10-Q, irrespective of any general incorporation language contained in such filing. A signed original of this written statement required by Section 906 has been provided to TeamStaff and will be retained by TeamStaff and furnished to the Securities and Exchange Commission or its staff upon request.